AGREEMENT PROVIDING FOR THE
                          EXCHANGE OF CAPITAL STOCK



      THIS AGREEMENT PROVIDING FOR THE EXCHANGE OF CAPITAL STOCK (the "Agreement") is made as of the 25th day of January, 2002 by and between the following entities and natural persons:

Agreement Party and Reference        General Description of Agreement Party
-----------------------------        --------------------------------------
MONOGRAM PICTURES, INC.                 A Nevada corporation presently
("Acquiror")                            having its principal office in
                                        Clearwater, Florida

MED-TECH LABS, INC. ("Acquiree")        A Florida corporation having its
                                        principal office in Clearwater,
                                        Florida

Other signatories to this Agreement     The record and beneficial holders
who are holders of outstanding          of all of the outstanding Common
common stock of the Acquiree.           Stock of Acquiree, $1 par value


The foregoing-described entities and natural persons are sometimes de-scribed herein collectively as the "Agreement Parties".


                                 BACKGROUND
                                ------------

    Acquiror is a Nevada corporation which is authorized to conduct busi-ness in Florida. At a time contemporaneous to the execution and delivery of this Agreement, the Acquiror conducts its business through two subsidi-aries. One such subsidiary is General Personnel Management, Inc. ("GPM") which is a professional employment organization having its principal of-fices in San Diego, California. The Acquiror is in the process of selling all of its interest in GPM. The other subsidiary of the Acquiror is Medi-cal Discounts, Ltd. ("MDL") which is a Florida corporation offering medical and related services to the public on a membership basis. The Acquiror in-tends to divest itself of substantially all of its interest in MDL as here-inafter provided in this Agreement. The Acquiror is publicly held and is presently subject to the periodic and annual reporting requirements of the Securities Exchange Act of 1934, as amended (the "'34 Act"). The Acquiror is also subject to the proxy solication rules of the United States Securi-ties and Exchange Commission (the "Commission") as have been adopted under the '34 Act. The Acquiror is current with respect to its obligations to file periodic and annual reports under the '34 Act. The Acquiror desires to acquire from the Holders all of the outstanding voting common stock, $1 par value of the Acquiree, which consists of 7,500 shares which are owned of record and beneficially by the Holders and no others. The identity of the record and beneficial Holders and the number of shares of the out-standing Common Stock of the Acquiree owned by each of such has been dis-closed to the Acquiror.

    The Acquiree is a party to this Agreement with respect to the making of certain representations, warranties and undertakings, all as is set forth herein.

    The Acquiree is a Florida corporation which was formed in January 2000. The Acquiree maintains its principal offices and facilities in Clearwater, Florida. As of a time contemporaneous to the execution and delivery of this Agreement, the Acquiree is closely held and its outstanding common stock, $1 par value, is held of record and beneficially by ____ Holders. The outstanding common stock, $1 par value, of the Acquiree is hereinafter referred to in this Agreement as the "Acquiree Shares". The Acquiree pres-ently operates a medical testing facility utilizing the laboratory main-tained at its business premises. The Acquiree, through such laboratory facilities, provides testing services to hospitals, clinics and health care providers. The Holders desire that the Acquiree become a publicly held en-tity and in order to accomplish such event, intend to effect the exchange transaction provided for in this Agreement.

    The respective managements of the Acquiror and the Acquiree have deter-mined that the business combination provided for herein and which will oc-cur as a result of the consummation of the exchange transaction, will ac-complish, among others, the business purposes of (i) permitting the Ac-quiror to continue the business activity of the Acquiree, which business activity will constitute, on and after the Closing Date, the primary core business activity of the Acquiror; and (ii) result in the Acquiree becom-ing, in effect, publicly held which is anticipated to enhance the future business activities of the Acquiror and the Acquiree as combined, includ-ing, without limitation, the acquisition capability of the Acquiror and the Acquiree as combined.

    Accordingly, the Acquiror, the Acquiree and the Holders wish to provide by means of this Agreement for the terms and conditions whereby the Holders will exchange all of their Acquiree Shares for that number of newly issued shares of the Common Stock, $.001 par value, of the Acquiror, which, when issued to the Holders on the Closing Date, shall constitute 95% of the shares of Common Stock, $.001 par value, of the Acquiror then outstanding. The shares of the Common Stock, $.001 par value, of the Acquiror are subse-quently referred to in this Agreement as the "Acquiror Shares". It is an-ticipated that upon the consummation of the exchange transaction herein provided for, the Acquiror will have outstanding 9,900,000 Acquiror Shares, 9,500,000 of which are anticipated to be owned of record and beneficially by the Holders. The Acquiror shall change its corporate name to a name to be designated by the Holders, which is anticipated to be a corporate name which relates to the present business activities of the Acquiree and, if so determined by the Board of Directors of the Acquiror as constituted on and after the Closing Date, shall become a corporation domesticated under and subject to the Florida Business Corporation Act and as such, shall continue the business previously conducted by the Acquiree and the affiliated enti-ties of the Acquiree now consolidated with and into the Acquiree.

    This Agreement relates to a transaction which is contemplated by a cer-tain Letter of Intent entered into by the Acquiror and a consulting entity known as A.S.K. Consulting, Inc. as of the 19th day of November 2001 (here-inafter referred to as the "Letter of Intent" and "ASK", respectively).
ASK is a signatory to this Agreement with respect to certain matters.

    NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement Parties agree as follows:




                                 ARTICLE I
                          Exchange of Common Stock
                          ------------------------

    Effective as of the Closing Date (which consummation of the transac-tions on the Closing Date shall be deemed to have occurred for accounting purposes on January 1, 2002), as established subsequently in this Agree-ment, the following exchange transaction involving Acquiror Shares and Ac-quiree Shares shall be consummated in conformance to the terms, conditions and provisions of this Agreement.

    1.1 The Exchange Transaction. On the Closing Date, as established subsequently in this Agreement, the Acquiror will acquire all of the issued and outstanding Acquiree Shares anticipated on the Closing Date to be 7,500 Acquiree Shares, $1 par value. Such Acquiree Shares shall be acquired by the Acquiror from the Holders in exchange for that number of shares identi-fied and set forth in the Agreement section captioned BACKGROUND and an-ticipated to be 9,500,000 Acquiror Shares, which, upon consummation of the exchange and other transactions contemplated by the Agreement Parties with respect to the Acquiror, shall constitute not less than 95% of Acquiror Shares outstanding subsequent to the exchange transaction and the contem-plated transactions. The Acquiror Shares delivered at the Closing in ex-change for the shares of Acquiree Shares shall constitute Restricted Secu-rities as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). It is intended that the exchange transaction, as provided for in this Agreement, will constitute a transac-tion exempt from the registration requirements of the Act and any state se-curities statute, including, without limitation, the securities statutes of Florida and Nevada, by reason of the provisions of Rule 506 as contained in Regulation D and any other applicable Rules of such Regulation and to the extent not pre-empted by section 18 of the Act, pursuant to the provisions of any state securities statute and regulations and rules promulgated thereunder.

    1.2 Reclassification of Acquiror Shares. In addition to effecting a change of its corporate name from its present name to a name determined and designated by the Board of Directors of the Acquiror as constituted on and subsequent to the Closing Date and its domestication under the Florida Business Corporation Act, the Acquiror shall initiate, conduct and conclude the requisite action required by Nevada and/or Florida law in order to ef-fect the reclassification of its outstanding common stock, $.001 par value in the manner and as determined by the present Board of Directors of the Acquiree, all of which members shall become members of the Board of Direc-tors of the Acquiror on and subsequent to the Closing Date (herein referred to as the "Stock Reclassification"). The Acquiror Shares anticipated to be issued in the exchange transaction between the Acquiror and the Holders reflect such Stock Reclassification.

    1.3 Issuance of Additional Acquiror Securities. The Agreement Par-ties acknowledge that the Acquiror may on and subsequent to the Closing Date and by virtue of action taken by the Board of Directors of the Ac-quiror, as such Board of Directors of the Acquiror is constituted on after the Closing Date, engage in one or more transactions relating to the pri-vate and/or public offer and sale of the securities of the Acquiror, in-cluding Acquiror Shares. The percentage of ownership with respect to the Acquiror Shares to be vested in the Holders and all present holders of Ac-quiror Shares on and after the Closing Date shall be diluted by virtue of any such action and sale of Acquiror Shares.


                                ARTICLE II
                        Action Prior to Closing Date
                       ------------------------------

    2.1 Corporate Action of Acquiror. From the date of this Agreement to the Closing Date, the Acquiror shall undertake and complete all requisite action, including all action required pursuant to the Nevada Corporation Act, the Florida Business Corporation Act, the '33 Act, the '34 Act and ap-plicable state securities statutes, including, without limitation, the se-curities laws of Florida and Nevada in order to permit the Acquiror to pre-pare for and to consummate the action and transactions called for by this Agreement.

    2.2 Corporate Action of Acquiree. From the date of this Agreement to the Closing Date, the Acquiree shall undertake and complete all requisite action, including all action required pursuant to the corporate law of Florida, the '33 Act, the '34 Act and applicable state securities statutes including, without limitation, the securities laws of Florida, in order to permit the Acquiree and the Acquiror to consummate the transactions called for by this Agreement.

    2.3 Action by Holders. From the date of this Agreement to the Closing Date, the Holders, with the assistance of the Acquiree, shall undertake all action as may be required under applicable law, including the laws of the State of Florida, in order to permit Acquiree and the Holders to consummate the transactions called for by this Agreement including, without limita-tion, the exchange transaction involving the Acquiror Shares and the Ac-quiree Shares.

    2.4 Acquiror Informational Filings. In addition to the action de-scribed and required by Section 2.1 of this Article II, the Acquiror, on and before the Closing Date, shall effect such filings with the Commission as are appropriate and necessary and required by the '34 Act. Such filings shall include, but shall not be necessarily limited to, an event report timely filed with the Commission on Form 8-K, which event report shall re-late to the exchange transaction governed by this Agreement. In connection therewith, the Acquiror shall cause to be completed its audited financial statements for the fiscal year ended December 31, 2001. Such financial statements will be prepared in accordance with generally accepted account-ing principles consistently applied and will meet, or with minimal modifi-cation will meet, Commission financial reporting requirements as set forth in Commission Regulation S-B and/or S-X.. Such financial statements shall be provided to the Acquiree and the Holders immediately upon the availabil-ity thereof as shall each of the informational filings made with the Com-mission under the Exchange Act. In all events, the providing of such de-scribed filings and financial statements shall occur on or before the Clos-ing Date and the receipt thereof by the Acquiree and the Holders shall be a condition precedent to the consummation of the exchange transaction herein provided for.

    2.5 Financial Statements of Acquiree. As soon as practically possible, the Acquiree shall provide to the Acquiror its unaudited financial state-ments for the fiscal year ended December 31, 2001. Prior to the Closing Date, the Acquiree shall provide to the Acquiror its financial statements for the fiscal years as required by Commission Regulation S-B or S-X which shall be prepared in accordance with generally accepted accounting princi-ples consistently applied and will be examined by the independent certified public accountants of the Acquiree (the "Acquiree Financial Statements"). Such Acquiree Financial Statements are anticipated to be included in one or more filings made by the Acquiror with the Commission on and subsequent to the Closing Date. The providing of such Acquiree Financial Statements shall also be a condition precedent to the consummation of the transactions provided for in this Agreement.

    2.6  Action re Acquiror Subsidiary.

    (a) As is acknowledged in the Agreement section captioned "BACKGROUND", the Acquiror presently has a wholly-owned subsidiary known as Medical Discounts, Ltd. ("MDL"). Prior to or contemporaneous to the Clos-ing Date, the Acquiror and MDL will take all necessary steps and action to permit the distribution to the Holders of the outstanding Acquiror Shares as of the date specified below of all of the outstanding voting common stock of MDL (the "MDL Shares") owned by the Acquiror proportionately to such present shareholders, subject to the provisions of subpart (b) below. In such procedure, the Acquiror shall cause to be prepared, filed and proc-essed to effectiveness such Registration Statement and other filings as are necessary in order to effect the distribution of the MDL common stock to the then present holders of the outstanding Acquiror Shares (excluding the Holders) with the Commission and such other regulatory authorities having jurisdiction over the Acquiror, MDL and the distribution procedure. In connection with any such filings made with the Commission and other regula-tory authorities, the Acquiror, on behalf of MDL, shall use such service providers (attorneys, certified public accountants, etc.) as are satisfac-tory to the Acquiree. At the conclusion of the distribution contemplated by this Section 2.6(a), the outstanding common stock of MDL will be held by the approximate 1,400 record holders of the presently outstanding Acquiror Shares and who are of record on the close of business on November 19, 2001 and in accordance with subpart (b) hereof by the Acquiror. On and subse-quent to the time of the completion of such distribution, MDL shall con-tinue to conduct its business in the ordinary course and in such a manner as is determined by the present management of MDL. The Board of Directors of MDL, on and after the Closing Date shall be the present members of the Board of Directors of MDL, as such membership is modified in accordance with Section 2.6(b) below.

    (b) In connection with the action described in subpart (a) above, the Acquiree and the Holders will facilitate the purchase by the Acquiror of that number of shares equal to five percent (5%) of the number of shares of common stock of MDL to be outstanding at the conclusion of the distribution contemplated by subpart (a) above. The number of shares of common stock of MDL anticipated to be involved in such purchase by the Acquiror is 50,000 shares. The purchase price for such shares of common stock of MDL to be paid by the Acquiror shall be an aggregate $135,000. It is anticipated that MDL will use such proceeds in connection with the conduct of its busi-ness activities, to defray the legal fees and related costs incidental to the distribution contemplated by subpart (a) above (for which MDL shall be responsible in an amount not to exceed $20,000) and that action which fa-cilitates the listing of the outstanding shares of MDL common stock (which have been the subject of the Registration Statement described above) pursu-ant to the NASDAQ Bulletin Board and the after-market trading thereof. MDL shall also be responsible for any filing fees with the Commission and any other regulatory authority, as well as the cost of the printing of any pro-spectus which is contained as a part of such Registration Statement. The Acquiree shall be responsible for the fees of the independent certified public accountants utilized by MDL in connection with the contemplated Reg-istration Statement and other required filings described in subpart (a) above. Upon the full execution and delivery of this Agreement by the par-ties hereto, the Board of Directors of the Acquiror shall be entitled to elect one director to the Board of Directors of MDL.

    (c) The Acquiror acknowledges receipt of approximately $60,000 from ASK. An additional approximate $75,000 shall be made available to the Ac-quiror as a result of the efforts of the Acquiree and its present officers and directors, as well as other persons acting in a consulting capacity to the Acquiror. The Acquiror and the Acquiree acknowledge that the balance of such $135,000 amount in the amount of approximately $75,000 shall be made available to the Acquiror in one or more installments on or before March 31, 2002, subject to a 15 day grace period calculated from March 31, 2002. Of such remaining balance in the amount of approximately $75,000, the Acquiror acknowledges that $20,000 of such amount will be paid to legal counsel selected to prepare the Registration Statement described in subpart
(a) above and will not be received by the Acquiror. The Acquiror acknowl-edges that the obligation to provide such aggregate $135,000 amount was set forth as an obligation of ASK in the Letter of Intent. Upon the execution of this Agreement by the Acquiror, the Acquiree and the Holders, the obli-gation of ASK with respect to such undertaking shall be extinguished and such obligation shall be solely that of the Acquiree. ASK shall acknowl-edge the release of its obligation under the Letter of Intent by executing a counterpart of this Agreement.

    (d) The Acquiror and MDL agree to use their collective best efforts to accomplish the preparation, filing and effectiveness of the Registration Statement described in subpart (a) above, but acknowledge that such Regis-tration Statement once filed with the Commission will be subject to review by the Commission staff and most likely will be the subject of one or more letters of comment requiring one or more amendments to the Registration Statement, a process requiring an amount of time which is largely beyond the control of the Agreement Parties and MDL. The responsibility for the preparation, filing and processing to effectiveness of the Registration Statement described in subpart (a) above shall be solely that of the Ac-quiror and MDL.

    2.7 Redemption of Outstanding Preferred Stock. The Acquiror and the Acquiree acknowledge that there are outstanding 47,500 shares of Preferred stock of the Acquiror. Commencing at the time of the full execution and delivery of this Agreement and to the Closing Date provided for herein, the Acquiror shall take all necessary steps to effect the redemption or cancel-lation of all of such 47,500 shares of Preferred Stock. The Acquiror shall hold the Acquiree and the Holders harmless with respect to such redemption action relating to the Preferred Stock and shall indemnify the Acquiree and the Holders with respect to any loss or damage sustained by the Acquiree and/or the Holders or any Holder as a result of such redemption.

    2.8 Certain Capital Formation Activities. The Acquiree and the Ac-quiree acknowledge that the Letter of Intent provided for certain capital formation activities which were intended to be carried out on behalf of the Acquiror and MDL by ASK and consultants to ASK and the Acquiror. Such capital formation activities are described in Section 5 of the Letter of Intent. Effective upon the execution and delivery of this Agreement, the responsibility of ASK with respect to such capital formation activity shall extinguish and such capital formation activity as hereinafter set forth shall be carried out by the Acquiree, certain officers of the Acquiree, and the Acquiror. The Agreement Parties may utilize the services of such other persons in such capital formation activities as is determined appropriate. Such capital formation activities to be carried out under the auspices of this Agreement shall involve authorized but unissued Acquiror Shares or Ac-quiror Shares which are issued and outstanding and which are freely trade-able or which become freely tradeable by virtue of appropriate action of the Acquiror and/or the holders of any such Acquiror Shares. To the extent that such capital formation activities involve authorized but unissued shares of the Acquiror, such Acquiror Shares shall only be sold, absent an effective registration statement covering such Acquiror Shares, in transac-tions which are exempt from the registration requirements of the '33 Act. The Acquiror, its present officers and directors, shall cooperate with the Acquiree and certain of the Holders with respect to such capital formation plans and such cooperation shall include the Stock Reclassification earlier provided for in this Agreement. The Acquiror and the Acquiree acknowledge that the proceeds realized as a result of the carrying out of the capital formation activities herein described are intended to be the source of funds utilized to permit the purchase by the Acquiror of the shares of com-mon stock of MDL as contemplated in Section 2.6(b) above, such proceeds utilization being in the amount of $135,000. Such capital formation ac-tivities shall involve minimum proceeds of $135,000 and maximum proceeds of $1 million (the "Minimum Amount" and the "Maximum Amount" respectively). Proceeds received in excess of the Minimum Amount shall be utilized in a manner determined by the Board of Directors of the Acquiror, as such Board of Directors is constituted on and after the Closing Date. It is acknowl-edged by the Acquiror and the Acquiree that the Minimum Amount must be re-ceived as a result of the conduct of such capital formation activities as of the close of business on March 31, 2002 and if such Minimum Amount has not been received, then the obligation of the Agreement Parties as estab-lished by this Agreement shall extinguish.

    2.9 Allocation and Responsibility of Transaction Costs and Expenses. Unless otherwise agreed by the Agreement Parties, the Agreement Parties shall bear their respective costs and expenses in connection with the preparation for the consummation of the transactions provided for in this Agreement.

    2.10 Cooperation of Agreement Parties. The Agreement Parties acknowl-edge and agree that the consummation of the transactions called for by this Agreement shall be subject and conditioned upon the completion of the con-duct of such due diligence procedures as determined necessary by the Agree-ment Parties and their respective legal counsel. In that regard, the Agreement Parties agree to cooperate with each other with respect to the conduct of such due diligence activities from the date of this Agreement to the Closing Date and to promptly furnish, upon request, such documents, re-cords, corporate paraphernalia and other materials as may be requested by the Acquiror or the Acquiree. The Acquiror and the Acquiree also agree to make their respective executive officers available to respective legal counsel or other representatives of the Acquiror or the Acquiree for infor-mation gathering and due diligence purposes.

    2.11 Surrender of Certain Acquiror Shares. The Agreement Parties ac-knowledge that at the time of the signing of the Letter of Intent, certain directors resigned their positions from the Board of Directors of the Ac-quiror and Thomas W. Kearney and Lee Mullineaux were appointed to serve as successor directors of the Acquiror. As compensation for such director service and other services to be rendered by Messrs. Kearney and Mullineaux were each issued 4,000,000 Acquiror Shares. Also, 2,000,000 Acquiror Shares were issued to David Salmon, a consultant to ASK. Such aggregate 10,000,000 Acquiror Shares have been made the subject of a Registration Statement prepared on Form S-8 and filed with the Commission. Such Regis-tration Statement is believed to have become effective under the '33 Act and Messrs. Kearney, Mullineaux and Salmon may, from the time of the execu-tion and delivery of this Agreement to the Closing Date, sell Acquiror Shares under the auspices of such Registration Statement. By becoming sig-natories to this Agreement in their individual capacities, Messrs. Kearney, Mullineaux and Salmon agree to surrender any Acquiror Shares held by them of record and beneficially immediately prior to the Closing Date and which are unsold. Such Acquiror Shares surrendered shall be treated as Treasury stock by the Acquiror or, upon appropriate action of the Board of Directors of the Acquiror, shall be restored to the status of authorized but unissued Acquiror Shares.

    2.12 Composition of the Board of Directors of the Acquiror. Upon the full execution and delivery of this Agreement as between the Agreement Par-ties and the other signatories hereto, the Board of Directors of the Ac-quiror shall take such appropriate action, including further resignations of members of the Board of Directors of the Acquiror, in order that the Board of Directors of the Acquiror be constituted by the following members:
Edwin B. Salmon, Jr., Thomas W. Kearney, Lee Mullineaux and Steven Swank.


                                ARTICLE III
                         Representations of Acquiree
                         ---------------------------

    The Acquiree represents to the Acquiror and all persons deemed to be in a control relationship with the Acquiror, as such term is utilized in the
Act:

    3.1 Corporate Status. As of the date of this Agreement and on the Closing Date, the Acquiree is and will be a validly existing corporation organized pursuant to the laws of the State of Florida and has and will have all legal corporate authority and power to conduct its business ac-tivities, to own its properties and possesses all necessary permits, li-censes and other documents or authorities required in connection with its business activities and, assuming that the requisite corporate action con-templated by this Agreement has been accomplished prior to the Closing Date, the consummation of the transactions provided for by this Agreement will not constitute a violation of any applicable law, including, without limitation, the Florida Business Corporation Act or the securities statutes of Florida or a breach or event of default under the terms of any contract or agreement to which the Acquiree is a party or pursuant to which the Ac-quiree is bound or pursuant to which its assets are subject or be in viola-tion of its Articles of Incorporation as amended to date or its Bylaws.
The consummation of the transactions contemplated and called for by this Agreement will not invalidate any required permit, license or other docu-ment issued or to be issued to the Acquiree and necessary for the conduct of its business activities as currently conducted or as such business is contemplated to be conducted during the future time. Upon consummation of the exchange transaction provided for in this Agreement, the authority vested in the Acquiree by any of such licenses or permits shall be trans-ferrable or otherwise vested in the Acquiror, or the Acquiror, directly or indirectly, and utilizing the facilities of the Acquiree, may avail itself of such licenses and permits in the continuation of the conduct of the business of the Acquiree. As used in this Article III, the term "Acquiree" shall include all predecessor and affiliated entities and persons of the Acquiree.

    3.2 Corporate Action. Prior to the Closing Date, the Acquiree will undertake and complete all required corporate action which may be required in order to permit the consummation of the transactions called for by this Agreement.

    3.3 Subsidiaries. Except as indicated in Schedule I hereto, the Ac-quiree has no corporate subsidiaries.

    3.4 Financial Condition. The financial statements of the Acquiree furnished to the Acquiror pursuant to the terms of this Agreement or which may be furnished to the Acquiror in accordance with the terms of this Agreement or for utilization or inclusion in any Registration Statement or informational filing to be filed by the Acquiror with the Commission pursu-ant to the provisions of the '34 Act or the '33 Act and this Agreement at and for the fiscal years indicated or for such other periods indicated, fairly present or will fairly present in all material respects the finan-cial condition of the Acquiree as of the date of such financial statements (whether audited or unaudited), all to the best of the knowledge of the Ac-quiree in accordance with generally accepted accounting principles consis-tently applied except as may be indicated in such financial statements, the related notes thereto and other information relating thereto. Except as set forth in Schedule II hereto, the Acquiree has no liabilities or obliga-tions of any nature which, in accordance with generally accepted accounting principles, must be set forth in the described financial statements except those liabilities which are incurred as a result of the ordinary course of business of the Acquiree after the date of the most recent financial state-ments furnished or to be furnished (which liabilities will be reflected in an amendment to Schedule II on the Closing Date) or which are incurred by the Acquiree in connection with the preparation undertaken by the Acquiree to consummate the transaction provided for herein.

    3.5 Capitalization of the Acquiree. The capitalization of the Ac-quiree is as set forth in its Articles of Incorporation (as amended to date) and its most recent balance sheet delivered to the Acquireor as of the date of this Agreement and as such is contemplated to exist on the Closing Date. The Acquiree Shares outstanding as of the date of this Agreement and on the Closing Date constitute the one class of voting secu-rities of the Acquiree outstanding and to be outstanding on the Closing Date.

    3.6 Title to Properties. Except as indicated in the financial state-ments described in Section 3.4 above, or in Schedule III to this Agreement, the Acquiree has good and valid title to the assets reflected in the finan-cial statements of the Acquiree at the periods indicated therein.

    3.7 Business Activities of the Acquiree. The business activities of the Acquiree are and have been constituted by those business activities de-scribed in the information providing documents which have been provided by the Acquiree to the Acquiror prior to or as of the date of this Agreement and as such may be provided to the Acquiror prior to the Closing Date.

    3.8 Taxes and Tax Returns. Except as set forth in Schedule IV to this Agreement, the Acquiree has filed in a timely fashion all federal, state, county and local tax returns relative to any taxes required to be paid by the Acquiree and has timely paid any such taxes due pursuant to such re-turns, if any, as of the date of this Agreement and on the Closing Date, is not and will not be involved in any asserted contest with respect to any tax.

    3.9 Litigation. Except as described on Schedule V hereto, the Ac-quiree and the members of the Board of Directors of the Acquiree are not, as of the date of this Agreement, involved as a party to, nor are its as-sets the subject of, any judicial or administrative proceedings before any court, governmental agency or other tribunal. Except as set forth and de-scribed in such Schedule V, the Acquiree is not aware of any factual cir-cumstances or situations which might reasonably be expected to result in the assertion of any claim by way of litigation or administrative proceed-ing at any time on and subsequent to the date of this Agreement and as of the Closing Date.

    3.10 Material Contracts. Except as set forth in Schedule VI to this Agreement, the Acquiree is not, with the exception of this Agreement, a party to any material contract. The term "material contract" means any contract which involves the future payment or receipt of a consideration by the Acquiree in an amount in excess of $10,000 and a term of performance concluding 12 or more months from the date of this Agreement. The Agree-ment Parties acknowledge that the Acquiree has or is expected to enter into one or more material contracts which will govern and relate to the conduct of its laboratory and medical testing and related service business as de-scribed in the Agreement section captioned BACKGROUND, which activity shall be assumed and continued by the Acquiror and that such material contracts are not required to be scheduled.

    3.11 Environmental Matters. Except as indicated on Schedule VII hereto, the Acquiree is not in material violation of any governmental guidelines, laws or ordinances relating to hazardous materials as of the date of this Agreement and such shall be the case on the Closing Date. Ex-cept as indicated in Schedule VII hereto, the Acquiree is not subject to any governmental guidelines, laws or ordinances relating to hazardous mate-rials as of the date of this Agreement.

    3.12 Sale of Acquiree Securities. All securities of the Acquiree in-cluding, without limitation, Acquiree Shares and options and warrants pro-viding for the issuance of Acquiree Shares, if any, which have been pri-vately offered and sold prior to the date of this Agreement, have been of-fered and sold under circumstances which, to the best of the knowledge of the Acquiree and based upon the receipt by the Acquiree of advice believed expert by the Acquiree, have constituted or will constitute transactions exempt from the Registration requirements of the Act and any state securi-ties statute.

    3.13 Accuracy of Provided Information. No representation or warranty given or made by the Acquiree pursuant to this Agreement or any Statement, certificate or other document required to be furnished by the Acquiree to the Acquiror pursuant to the terms of this Agreement contains or will con-tain any untrue Statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not mis-leading.


                                  ARTICLE IV
                        Representations of the Acquiror
                        -------------------------------

     The Acquiror represents to the Acquiree and the Holders as follows:

    4.1 Corporate Status. As of the date of this Agreement and on the Closing Date, the Acquiror is and will be a validly existing corporation organized pursuant to the laws of the State of Nevada and has and will have all legal corporate authority and power to conduct its business activities, to own its properties and possesses all necessary permits, licenses and other documents or authorities required in connection with its business ac-tivities and, assuming that the requisite corporate action contemplated by this Agreement has been accomplished prior to the Closing Date, the consum-mation of the transactions provided for by this Agreement will not consti-tute a breach or event of default under the terms of any contract or agree-ment to which the Acquiror is a party or pursuant to which the Acquiror is bound or by which its assets are subject or be in violation of its Articles of Incorporation as amended to date and its Bylaws. The consummation of the transactions contemplated and called for by this Agreement will not in-validate any required permit, license or other document issued or to be is-sued to the Acquiror and necessary for the conduct of its business activi-ties as currently conducted or as such business is contemplated to be con-ducted during the future time.

    4.2 Corporate Action. Prior to the Closing Date, the Acquiror will undertake and complete all required corporate and other action which may be required in order to permit the consummation of the transactions called for by this Agreement.

    4.3 Subsidiaries. The Acquiror has no corporate subsidiaries, other than those subsidiaries identified in the Agreement section captioned BACKGROUND..

    4.4 Financial Condition. The financial statements reflecting the fi-nancial condition and results of operations of the Acquiror, together with its subsidiaries, as furnished to the Acquiree under the terms of this Agreement and as have been incorporated in periodic and annual filings made with the Commission (which financial statements are audited and unaudited) fairly present and will fairly present in all material respects the finan-cial condition of the Acquiror and its subsidiaries as of the date of such financial statements or for the period reflected in such financial state-ments and such financial statements prepared and to be prepared will be in accordance with generally accepted accounting principles consistently ap-plied except as may be indicated in such financial statements, the related notes thereto and other information relating thereto. Except as set forth in Schedule VIII hereto, the Acquiror has no liabilities or obligations of any nature which, in accordance with generally accepted accounting princi-ples, must be set forth in the described financial statements except those liabilities which are incurred as a result of the ordinary course of busi-ness of the Acquiror after the date of the most recent financial statements (which liabilities will be reflected in an amendment to Schedule VIII on the Closing Date), which are incurred by the Acquiror in connection with the preparation and filing of the annual and periodic reports to be filed by the Acquiror under the '34 Act or prepared for inclusion in any Regis-tration Statement prepared and filed by the Acquiror on its behalf or on behalf of MDL as contemplated by this Agreement, which are incurred in con-nection with the preparation of the Acquiror for the consummation of the transaction provided for herein, or are liabilities which would not either singularly or in the aggregate have a material adverse affect on the Ac-quiror. Without the express written consent of the Acquiree, the Acquiror shall not incur any liability or obligation not contemplated or permitted by this Agreement in excess of $20,000 from the date of this Agreement to the Closing Date.

    4.5 Capitalization of the Acquiror. The capitalization of the Ac-quiror is as set forth in its Articles of Incorporation (as amended to date) and its most recent balance sheet delivered to the Acquiree as of the date of this Agreement and as such is contemplated to exist on the Closing Date. Schedule IX contains further information relative to the capitaliza-tion of the Acquiror as of the date of this Agreement and as of the Closing Date indicating the number of shares which to the best of the knowledge of the Acquiror are freely tradeable from the standpoint of the '34 Act and the '33 Act. Schedule IX also identifies as of the date of this Agreement and shall identify as of the Closing Date the identities of any market mak-ers to the best of the knowledge of the Acquiror.

    4.6 Title to Properties. Except as indicated in the financial state-ments described in Section 4.4 above, or in Schedule X to this Agreement, the Acquiror has good and valid title to the assets reflected in the finan-cial statements of the Acquiror at the periods indicated therein.

    4.7 Taxes and Tax Returns. Except as set forth in Schedule XI to this Agreement, the Acquiror has filed in a timely fashion all federal, state, county and local tax returns relative to any taxes required to be paid by the Acquiror and has timely paid any such taxes due pursuant to such re-turns. The Acquiror, as of the date of this Agreement and on the Closing Date, is not and will not be involved in any asserted contest with respect to any tax.

    4.8 Litigation. Except as described on Schedule XII hereto, the Ac-quiror and the members of the Board of Directors of the Acquiror are not, as of the time of the execution and delivery of this Agreement by the Agreement Parties, involved as a party to, nor are its assets the subject of, any judicial or administrative proceedings before any court or govern-mental agency. Except as set forth and described in such Schedule XII, the Acquiror is not aware of any factual circumstances or situations which might reasonably be expected to result in the assertion of any claim by way of litigation or administrative proceeding at any time on and subsequent to the date of this Agreement and as of the Closing Date. To the best of the knowledge of the Acquiror, the information set forth in any periodic or an-nual report filed by the Acquiror with the Commission, including any au-dited or unaudited financial statements contained therein, did not contain as of the date thereof any misstatement of a material fact or information or failed to provide any material information necessary to be provided in order that the information set forth in such documents be not misleading. Such is also the case with respect to any prospectus or other offering document relating to the sale of any of the outstanding securities of the Acquiror, including, without limitation, any prospectus contained as a part of an effective registration statement filed under the '33 Act.

    4.9 Material Contracts. Except as set forth in Schedule XIII to this Agreement, the Acquiror is not, with the exception of this Agreement, a party to any material contract. The term "material contract" means any contract which involves the future payment or receipt of a consideration by the Acquiror in an amount in excess of $5,000 and a term of performance concluding 12 or more months from the date of this Agreement. Other than those contracts described in Schedule XIII hereto, any material contract intended to be created and of which the Acquiror shall be a party shall be subject to the approval of the Acquiree.

    4.10 Environmental Matters. Except as described in Schedule XIV, the Acquiror is not subject to any governmental guidelines, laws or ordinances relating to hazardous materials as of the date of this Agreement.

    4.11 Current Shareholders - Transfer Agent. The list of the share-holders of the Acquiror, as prepared by the Transfer Agent for the out-standing Acquiror Shares, Corporate Stock Transfer, Denver, Colorado, which list of shareholders shall be within ten days of the Closing Date, is accu-rate and complete.


                                 ARTICLE V
                   Pre-Closing Covenants of the Acquiree
                   -------------------------------------

    5.1 No Change in Business. The Acquiree shall not materially modify or change the operations or business as conducted by the Acquiree as of the date hereof except as such changes are presently contemplated in the ordi-nary course of business of the Acquiree and as is described in the Agree-ment section captioned BACKGROUND and such other information documents as may be provided by the Acquiree to the Acquiror.

    5.2 No Contracts. Except as contemplated and described herein or any Schedule hereto, the Acquiree shall not enter into any material agreement or contract or make any material modifications to existing contracts or agreements.

    5.3 Issuance of Additional Securities. From the date of this Agree-ment to the Closing Date, the Acquiree shall not undertake any action which will cause the issuance of additional equity or debt securities of the Ac-quiree.

    5.4  In General.  Except as otherwise provided for in this Agreement:

    a. No change will be made in the basic documents which provide for the formation and existence of the Acquiree;
    b. No distributions shall be effected by the Acquiree except as may be contemplated by this Agreement and as is set forth in a Schedule hereto; and

    c. The Acquiree shall use its best efforts to preserve intact the business organization of the Acquiree, its business and goodwill, as well as the availability to it of its executive management and other key employ-ees and the goodwill of persons having business relations with the Ac-quiree.


                                  ARTICLE VI
                   Pre-Closing Covenants of the Acquiror
                   -------------------------------------

    6.1 Basic Documents. The Acquiror, by action of its Board of Direc-tors and shareholders, shall not effect any amendments to the Acquiror's Articles of Incorporation or Bylaws from the date of this Agreement to the Closing Date without the express written consent of the Acquiree except with respect to the Stock Reclassification provided for earlier in this Agreement and such amendments as are appropriate to (a) domestic the Ac-quiror as a corporation subject to the Florida Business Corporation Act and
(b) change the corporate name of the Acquiror to a name selected by the Ac-quiree.

    6.2 No Contracts. With the exception of this Agreement and those con-tractual arrangements which must be established in order to facilitate and consummate the transactions provided for in this Agreement, the Acquiror shall not enter into any material contract as the term "material contract" is described elsewhere in this Agreement. Excepted from this Section 6.2 will be any contractual arrangements existing between the Acquiror and Wil-liam T. Kirtley, P.A. with respect to legal representation and services provided in connection with the preparation by the Acquiror to consummate the transactions provided for in this Agreement (and primarily relating to the preparation and filing and processing to effectiveness of the Registra-tion Statement relating to the outstanding common stock of MDL) and other related professional services.

    6.3 Directors and Officers of Acquiror. From the date of this Agree-ment to the Closing Date or until their resignations are accepted by the Board of Directors of the Acquiror as constituted on and subsequent to the Closing Date, those persons serving as members of the Board of Directors of the Acquiror and as executive officers of the Acquiror shall remain in ser-vice and shall use their best diligent efforts to facilitate the consumma-tion of the transactions provided for in this Agreement. No increase in any rate of compensation shall occur with respect to the amount of director fees or officer compensation presently being paid, if any, shall occur from the date of this Agreement to the Closing Date except upon receipt of the express written consent of the Acquiree.

    6.4 Utilization of Net Operating Loss. The Acquiror shall use its best efforts to preserve intact and available for utilization by the Ac-quiror and the Acquiree as combined the net operating losses which have been experienced by the Acquiror and the Acquiree as a result of their re-spective business operations as conducted since inception to the Closing Date and as have been reported by the Acquiror and the Acquiree pursuant to the provisions of the Internal Revenue Code of 1986, as amended to date.


                                ARTICLE VII
                    Closing of Agreement Transactions
                    ---------------------------------

    7.1 Closing of Exchange Transaction. The Acquiror and the Acquiree agree that the exchange of the Acquiror Shares and the Acquiree Shares pro-vided for by Article I of this Agreement shall be consummated at a closing, the time of which shall be established pursuant to Section 7.2 of this Ar-ticle VII. With respect to the consummation of the Agreement transactions, the Acquiror and the Acquiree agree that an escrow procedure may be util-ized in connection with the consummation of the transaction provided for in this Agreement and in the event that an escrow procedure is used, the ser-vices of an escrow agent which is mutually satisfactory to the Acquiror and the Acquiree shall be utilized. If the exchange transaction provided for in Article I of this Agreement is unable to be consummated on the Closing Date as established by Section 7.2 hereof, none of the transactions pro-vided for in this Agreement shall be consummated and this Agreement shall be null and void and have no effect, and the Agreement Parties shall be re-leased from any further obligations hereunder. In such event, proceeds made available as a result of the capital formation activities provided for in this Agreement shall be retained as the sole property of the Acquiror and MDL, as the case may be.

    7.2 Time and Place of Closing. The Acquiror and the Acquiree shall mutually determine the date, time and place of closing for the transactions called for by this Agreement (the "Closing Date"). In no event shall the Closing Date be established on a date subsequent to March 31, 2002 unless this Agreement is amended by a written Addendum executed and delivered by the Acquiror, the Acquiree and all of the Holders. The facilities of the United States mail or other acceptable, publicly available means of deliv-ery, may be utilized to effect the closing of the transactions called for by this Agreement.

    7.3  Deliveries at Closing.

    a. On the Closing Date, the Holders shall deliver instruments of con-veyance in form and content satisfactory to counsel for the Acquiror con-veying to the Acquiror good and valid title to all of the outstanding Ac-quiree Shares. The Holders shall make such additional deliveries and pro-vide such additional documents as may be reasonably required in order to facilitate the consummation of the transactions called for by this Agree-ment.
    b. On the Closing Date, the Acquiree shall deliver to the Acquiror all of its records, files and corporate paraphernalia which is required in con-nection with the entity existence and conduct of the business of the Ac-quiree.

    c. On the Closing Date, the Acquiror shall deliver in the aggregate that number of Acquiror Shares determined in accordance with the provisions of Article I of this Agreement in such individual share amounts and cer-tificates as shall be instructed by the Holders immediately prior to the Closing Date. With respect to any share certificates evidencing Acquiror Shares delivered to the Holders, such certificates shall bear an appropri-ate restrictive endorsement indicating the such shares have not been regis-tered under the '33 Act or applicable state securities statutes. At the closing, the Acquiror shall also deliver the written resignations of all of the members of the Board of Directors of the Acquiror (with the exception of Thomas W. Kearney and Lee Mullineaux) and all of the executive officers of the Acquiror, together with written action dated as of the Closing Date by the Board of Directors of the Acquiror as constituted immediately prior to the Closing Date appointing the designees of the Acquiree as the members of the Board of Directors of the Acquiror on and subsequent to the Closing Date. The resignations of the directors and officers of the Acquiror shall be effective upon the acceptance thereof by the Board of Directors of the Acquiror as constituted on and subsequent to the Closing Date.

    7.4 Record Ownership of Acquiror Shares, MDL Shares. On and subse-quent to the consummation of the transactions provided for in this Agree-ment, the record ownership of the then outstanding Acquiror Shares and the then outstanding MDL Shares shall be by the group of holders and in the percentage amounts indicated below:



                                                    Percentage Held
          Identity of Group                Acquiror Shares     MDL Shares
         ------------------               ----------------     -----------

Holders of Acquiror Shares held of            5%                   95%
record as of close of business on
November 19, 2001

Holders                                      95%

Acquiror                                                           5%
                                         ----------            --------
                                            100%                  100%

The percentage amount attributed to the Holders above includes persons who purchase Acquiror Shares as contemplated in Article II, Section 2.11 hereof. Additionally, the 10 million shares are not to be included in the above percentages.



                               ARTICLE VIII

            Conditions Precedent to Obligations of the Acquiror
            ---------------------------------------------------

    The obligations of the Acquiror pursuant to the terms and provisions of this Agreement and the consummation of the transactions called for by this Agreement are subject to the following conditions:

    8.1 No Adverse Development. There shall have occurred no material, adverse change in the business, financial condition or composition of the assets of the Acquiree since the date of this Agreement and the Acquiree shall not have sustained since the date of this Agreement any loss on ac-count of fire, flood, accident, strike or other calamity of such a charac-ter as to interfere materially with the continuous operation of the Ac-quiree's business or which materially adversely affects the financial posi-tion or business of the Acquiree, regardless of whether any such loss shall have been insured.

    8.2 No Breach of Representations, Warranties or Covenants of the Agreement. The representations and warranties made by the Acquiree, as set forth in this Agreement, shall be correct and complete in all material re-spects when made and shall be deemed to have been made again on and as of the Closing Date and shall then be true and correct in all material re-spects on and as of the Closing Date. Additionally, the Acquiree shall have performed all of the obligations required to be performed by it under this Agreement prior to and as of the Closing Date.

    8.3 Treatment of Transaction. On or before the Closing Date, the Ac-quiror shall receive the advisement of its counsel or other source of ex-pert advice with respect to Federal income tax matters to the effect that the exchange transaction provided for in this Agreement will satisfy the conditions and will be eligible for the treatment afforded pursuant to Sec-tion 351 and/or Section 368 of the Internal Revenue Code of 1986, as amended to date.

    8.4 Receipt of Acquiree Financial Statements. The Acquiror shall be in receipt of the audited and unaudited financial statements of the Ac-quiree which have been prepared and delivered in accordance with the re-quirements of this Agreement, which financial statements of the Acquiree shall be received on or before March 31, 2002.

    8.5 Completion of Capital Formation Activities. The capital formation activities to be undertaken by the Acquiree and certain Holders, as earlier described and provided for in this Agreement, shall have been completed at least in the Minimum Amount at the time provided in this Agreement.






                                ARTICLE IX
   Conditions Precedent to Obligations of the Acquiree and the Holders
   -------------------------------------------------------------------

    The obligations of the Acquiree to consummate the transactions called for by this Agreement and the obligation of the Holders to exchange their Acquiree Shares for Acquiror Shares are subject to the following condi-tions:

    9.1 No Adverse Development. There shall have occurred no material, adverse change in the status, financial condition or asset composition of the Acquiror since the date of this Agreement except as contemplated by this Agreement.

    9.2 Time of Consummation. The transactions called for by this Agree-ment, specifically those transactions enumerated in Article I hereof, shall be scheduled for consummation and closing and shall be consummated and closed no later than March 31, 2002.

    9.3 No Breach of Representations, Warranties and Covenants. The rep-resentations and warranties made by the Acquiror in this Agreement shall be correct and complete in all material respects when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects on and as of that date. The Ac-quiror shall have performed in all material respects the obligations re-quired to be performed by it under this Agreement prior to and as of the Closing Date including, without limitation, the obligation of the Acquiror to prepare and file all informational reports with the Commission as re-quired by the '34 Act. The Acquiror shall have delivered to the Acquiree a certificate to the effect contemplated by this Section 9.3 signed by the Chief Executive Officer of the Acquiree and dated immediately prior to the Closing Date.

    9.4 Treatment of Transaction. Unless waived by the Holders on or be-fore the Closing Date, the Holders shall receive the advisement of their counsel in form and content satisfactory to it that the transactions called for by this Agreement will satisfy the conditions and will be eligible for the treatment afforded pursuant to Section 351 and/or 368 of the Internal Revenue Code of 1986, as amended to date.

    9.5 Appointment to Acquiror Board of Directors. Upon the full execu-tion of this Agreement by the Agreement Parties and the other signatories hereto, Board of Director action of the Acquiror shall be in place appoint-ing the designees of the Acquiror as the members of the Board of Directors of the Acquiror. At such time, the resignations submitted by the present members of the Board of Directors of the Acquiror and the present officers of the Acquiror shall be deemed effective.

    9.6 Assumption of Acquiree Liabilities/Contracts. On the Closing Date, the Acquiror shall assume and agree to pay and be bound by in accor-dance with their respective terms, all obligations and liabilities of Ac-quiree existing on the Closing Date, including, without limitation, any em-ployment agreement or agreements existing between the Acquiree and any ex-ecutive officer or other employee of the Acquiree. Such undertaking of the Acquiror shall be by written instrument in form and content satisfactory to counsel to the Acquiree.

    9.7 Distribution of MDL Stock. The Registration Statement relating to the distribution of the common stock of MDL, as required and provided for in this Agreement, shall have become effective and such MDL common stock shall have been distributed in accordance with the provisions of this Agreement.

    9.8 Acquiror Preferred Stock. The outstanding Preferred Stock of the Acquiror shall have been fully redeemed or otherwise canceled. If required by the Acquiree, the chief executive officer of the Acquiror shall provide a certificate to such effect, which certificate shall be dated as of the Closing Date.

    9.9 Dissenter's Rights. The Acquiree shall be in receipt of an ad-visement by its legal counsel that rights of dissent and/or appraisal are not afforded to the shareholders of the Acquiror in connection with the consummation of the Agreement transactions, as such shareholders are con-stituted immediately prior to the Closing Date under the corporate laws of Nevada or, if such rights of dissent or appraisal are afforded under the corporate law of Nevada, no such rights of dissent and/or appraisal have been asserted by any holder of Acquiror Shares.


                                  ARTICLE X
          Indemnification, Survival of Representations and Warranties
          -----------------------------------------------------------

    10.1 Indemnification by the Acquiree. The Acquiree agrees to and does hereby indemnify and hold the Acquiror and persons controlling the Acquiror harmless from and against any and all liability, loss, damage, expense, cost or injury, including, without limitation, those resulting from any and all actions, suits, proceedings, and judgments, together with reasonable costs and expenses, including, without imitation, reasonable legal expenses relating thereto (collectively "Losses") arising out of resulting from any breach of the representations, warranties and covenants made by the Ac-quiree in this Agreement.

    10.2 Indemnification by the Acquiror. The Acquiror agrees to and does hereby indemnify and hold the Acquiree and the Holders harmless from and against Losses arising out of or resulting from any breach of the rep-resentations, warranties and covenants made by the Acquiror in this Agree-ment.

    10.3 Limitations Regarding Indemnification. The Acquiree shall not be entitled to recover any Losses in respect of the representations and war-ranties made by any Holder with respect to the sufficiency of the title vested in any Holder and relating to such Holder's ownership of Acquiree Shares.

    10.4 Procedures for Third Party Indemnification. If any action, suit or proceeding shall be commenced against, or any claim or demand be as-serted against the Acquiror or its controlling persons or the Acquiree or the Holders, as the case may be, in respect of which such party proposes to demand indemnification under this Section 11.4, as a condition precedent thereto, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") in writing to that effect, and with reasonable particularity containing a reference to the provisions of this Agreement. The Indemnitor shall have the right to assume the entire con-trol of, including the selection of counsel, subject to the right of the Indemnitee to participate (at its expense and with the counsel of its choice) in the defense, compromise or settlement thereof, and in connection therewith, the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement thereof, and In-demnitee shall make available to Indemnitor all pertinent information and documents under the control of the Indemnitee. So long as the Indemnitor is defending in good faith any such claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such claim or demand without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. If the Indem-nitor shall fail to defend any such action, suit, proceeding, claim or de-mand, then the Indemnitee may defend, through counsel of its own choosing, such action, suit, proceeding, claim or demand and (so long as Indemnitee gives the Indemnitor at least five (5) days written notice of the terms of the proposed settlement thereof and permits the Indemnitor to then under-take the defense thereof if Indemnitor objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand and to recover from the Indemnitor the amount of such losses.

    10.5 Survival of Representations, Warranties and Indemnities. The representations and warranties of this Agreement, and indemnification in respect of the same, shall survive the Closing Date for a period of two (2) years, after which time such representations and warranties, and indemnifi-cation in respect thereof, shall be of no further force and effect unless prior to such time, the party claiming a breach has served on the other written notice of such claim or breach.


                                  ARTICLE XI
                           Matters Relating to ASK
                           ------------------------

    Upon the full execution and delivery of this Agreement by and between the Acquiror, the Acquiree and all of the Holders, ASK shall be released and discharged from any obligation imposed upon it and arising from the Letter of Intent.


                                 ARTICLE XII
              Outstanding Stock Purchase Options of the Acquiror
              --------------------------------------------------

    The Acquiror and the Acquiree acknowledge that there are outstanding stock purchase options providing, upon full exercise thereof, for the issu-ance of 550,000 Acquiror Shares (prior to any Stock Reclassification).
Such outstanding stock purchase options, to the extent that they are not exercised prior to the Closing Date, shall, except as hereinafter provided, extinguish. With respect to stock purchase options which have been granted to Steven Swank, such options shall continue to be exercisable in accor-dance with the terms thereof, such terms only modified to reflect the Stock Reclassification. Steven Swank acknowledges that the Acquiror Shares issu-able upon exercise of any or all of such options constitute Restricted Se-curities, as such term is utilized under the '33 Act and/or "control shares", as such term is utilized under the '33 Act and the '34 Act. Stock options of Steven Swank shall continue post closing.


                               ARTICLE XIII
                         Miscellaneous Provisions
                         ------------------------

    13.1 Notices. All notices or other communications required or permit-ted under this Agreement shall be in writing and shall be given by mail or by facsimile transmission (in the event of facsimile transmission, a conforming copy shall be mailed postage prepaid simultaneously therewith). If notice is to be given to the Acquiror, such notice shall be deemed given when provided in the manner provided herein to the Acquiror in care of Ste-ven Swank, President and Chief Executive Officer, Monogram Pictures, Inc., 1375 S. Ft. Harrison Avenue, Clearwater, Florida 33756 and to the Acquiree in care of Edwin B. Salmon, Jr., CEO, Med-Tech Labs, Inc., 1375 South Ft. Harrison Avenue, Clearwater, Florida 33756 with a copy to William T. Kir-tley, Esq., William T. Kirtley, P.A., 1776 Ringling Boulevard, Sarasota, Florida 34236.

    13.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives.

    13.3 Background Statement and Schedules. The BACKGROUND statement of the Agreement and the Schedules shall be construed with and as an integral part of this Agreement to the same extent as if such Background statement and Schedules had been set forth verbatim herein.

    13.4 Entire Agreement. This Agreement and the referenced Schedules constitute the entire understanding on the part of the parties hereto, and all previous agreements and understandings are superseded by this Agree-ment, including, without limitation, the Letter of Intent.

    13.5 Publicity. No publicity, release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Acquiree, which approval shall not be unreasonably withheld, provided that this restriction shall not apply to normal communications of the Acquiror and Acquiree with their employees. The Agreement Parties shall, as soon as such is appropri-ate and in conformance with applicable law, issue a notice or informational document to appropriate recipients, which shall include the holders of Ac-quiror Shares as of the date of this Agreement, the Holders and the public.

    13.6 Attorneys' Fees in Connection with Litigation. In the event of any litigation arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other its reasonable attorney's fees and costs.

    13.7 Cooperation. The Acquiror and the Acquiree agree to execute such instruments and take such other actions as contemplated by this Agreement to effectuate closing.
    13.8 Applicable Law. This Agreement shall be governed by the laws of the State of Florida except in those instances where the laws of Nevada are applicable to circumstances relating to the Acquiror or, with respect to the informational filings to be prepared and filed with the Commission by the Acquiror with respect to which the '33 Act and the '34 Act are applica-ble.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

The Acquiror

MONOGRAM PICTURES, INC., a Nevada Corporation



/s/Steven Swank
----------------------------------
Steven Swank, President and Chief
              Executive Officer


ATTEST:
/s/Thomas W. Kearney
-----------------------------
Thomas W. Kearney, Secretary

The Acquiree

MED-TECH LABS, INC., a Florida corporation


/s/Edwin B. Salmon, Jr.
---------------------------------
Edwin B. Salmon, Jr., President


ATTEST:
----------------------------------
            Secretary






                                 The Holders
                                 -----------

                                                    Number Acquiree of
Signatures               Name and Address               Shares Held
----------               ----------------           -------------------









                 As to Article II, Section 2.6 of this Agreement
                 -----------------------------------------------

MEDICAL DISCOUNTS, LTD.



By
    ---------------------------------
Its
    ---------------------------------

ATTEST:



-------------------------------------
Its
   ----------------------------------



           As to Article II, Section 2.11 of this Agreement
           -------------------------------------------------



/s/Thomas W. Kearney
-------------------------------
Thomas W. Kearney, individually



/s/Lee Mullineaux
-------------------------------
Lee Mullineaux, individually


/s/ David E. Salmon
-------------------------------
David Salmon, individually





                    As to Article XI of this Agreement
                    ----------------------------------

A.S.K. CONSULTING, INC.



/s/Thomas W. Kearney
----------------------------
Thomas W. Kearney, President



                     As to Article XII of this Agreement
                     -----------------------------------


/s/Steven Swank
--------------------------
Steven Swank, individually






TABLE OF CONTENTS
------------------
                                                                 Page

BACKGROUND                                                         1

ARTICLE I - Exchange of Common Stock                               3
1.1   The Exchange Transaction                                     3
1.2   Reclassification of Acquiror Shares                          3
1.3   Issuance of Additional Acquiror Securities                   4

ARTICLE II - Action Prior to Closing Date                          4
2.1   Corporate Action of Acquiror                                 4
2.2   Corporate Action of Acquiree                                 4
2.3   Action by Holders                                            4
2.4   Acquiror Informational Filings                               4
2.5   Financial Statements of Acquiree                             5
2.6   Action by Acquiror Subsidiary                                5
2.7   Redemption of Outstanding Preferred Stock                    6
2.8   Certain Capital Formation Activities                         7
2.9   Allocation and Responsibility of
      Transaction Costs and Expenses                               7
2.10  Cooperation of Agreement Partes                              7
2.11  Surrender of Certain Acquiror Shares                         8
2.12  Composition of the Board of Directors of the Acquiror        8

ARTICLE III - Representations of Acquiree                          8
3.1   Corporate Status                                             8
3.2   Corporate Action                                             9
3.3   Subsidiaries                                                 9
3.4   Financial Condition                                          9
3.5   Capitalization of the Acquiree                               9
3.6   Title to Properties                                         10
3.7   Business Activities of the Acquiree                         10
3.8   Taxes and Tax Returns                                       10
3.9   Litigation                                                  10
3.10  Material Contracts                                          10
3.11  Environmental Matters                                       10
3.12  Sale of Acquiree Securities                                 11
3.13  Accuracy of Provided Information                            11

ARTICLE IV - Representations of the Acquiror                      11
4.1   Corporate Status                                            11
4.2   Corporate Action                                            11
4.3   Subsidiaries                                                11






                                                                 Page

4.4   Financial Condition                                         11
4.5   Capitalization of the Acquiror                              12
4.6   Title to Properties                                         12
4.7   Taxes and Tax Returns                                       12
4.8   Litigation                                                  12
4.9   Material Contracts                                          13
4.10  Environmental Matters                                       13
4.11  Current Shareholders - Transfer Agent                       13

ARTICLE V - Pre-Closing Covenants of the Acquiree                 13
5.1   No Change in Business                                       13
5.2   No Contracts                                                13
5.3   Issuance of Additional Securities                           14
5.4   In General                                                  14

ARTICLE VI - Pre-Closing Covenants of  the Acquiror               14
6.1   Basic Documents                                             14
6.2   No Contracts                                                14
6.3   Directors and Officers of Acquiror                          14
6.4   Utilization of Net Operating Loss                           15

ARTICLE VII - Closing of Agreement Transactions                   15
7.1   Closing of Exchange Transaction                             15
7.2   Time and Place of Closing                                   15
7.3   Deliveries at Closing                                       15
7.4   Record Ownership of Acquiror Shares, MDL Shares             16

ARTICLE VIII - Conditions Precedent to
               Obligations of the Acquiror                        17
8.1   No Adverse Development                                      17
8.2   No Breach of Representations,
      Warranties or Covenants of the Agreement                    17
8.3   Treatment of Transaction                                    17
8.4   Receipt of Acquiree Financial Statements                    17
8.5   Completion of Capital Formation Activities                  17

ARTICLE IX - Conditions Precedent to
             Obligation of the Acquiree and the Holders           18
9.1   No Adverse Development                                      18
9.2   Time of Consummation                                        18
9.3   No Breach of Representations, Warranties and Covenants      18
9.4   Treatment of Transaction                                    18
9.5   Appointment to Acquiror Board of Directors                  18
9.6   Assumption of Acquiree Liabilities/Contracts                18
9.7   Distribution of MDL Stock                                   19
9.8   Acquiror Preferred Stock                                    19
9.9   Dissenter's Rights                                          19

ARTICLE X - Indemnification, Survival of
            Representations and Warranties                        19
10.1  Indemnification by the Acquiree                             19
10.2  Indemnification by the Acquiror                             19
10.3  Limitations Regarding Indemnification                       19
10.4  Procedures for Third Party Indemnification                  19
10.5  Survival of Representations, Warranties and Indemnities     20



                                                                 Page

ARTICLE XI - Matters Relating to ASK                              20

ARTICLE XII - Outstanding Stock Purchase Options of Acquiror      20

ARTICLE XIII - Miscellaneous Provisions                           21
13.1  Notices                                                     21
13.2  Successors and Assigns                                      21
13.3  Background Statement and Schedules                          21
13.4  Entire Agreement                                            21
13.5  Publicity                                                   21
13.6  Attorneys' Fees in Connection with Litigation               21
13.7  Cooperation                                                 21
13.8  Applicable Law                                              22














AGREEMENT PROVIDING FOR THE EXCHANGE
OF CAPITAL STOCK






by and between


MONOGRAM PICTURES, INC.,
a Nevada corporation


and


MED-TECH LABS, INC.,
a Florida corporation

and other signatories to this Agreement who are holders of the outstanding common stock of MED-TECH LABS, INC.



dated as of January 25,  2002




LIST OF SCHEDULES:

To be completed and filed by amendment


                                                                Agreement
Schedules                                                        Section

I       Subsidiaries of Acquiree                                   3.3

II      Acquiree Liabilities                                       3.4

III     Acquiree exception to good title to assets                 3.6

IV      Acquiree tax return filings                                3.8

V       Acquiree litigation                                        3.9

VI      Acquiree material contracts                                3.10

VII     Acquiror Environmental Matters                             3.11

VIII    Acquiror Liabilities                                       4.4

IX      Certain information about common stock                     4.5

X       Acquiror exception to good title to assets                 4.6

XI      Acquiror tax returns                                       4.7

XII     Acquiror litigation                                        4.8

XIII    Acquiror material contracts                                4.9

XIV     Acquiror Environmental Matters                             4.10


1